Exhibit 10.1

Certain information marked as [xxxxxxx] has been excluded from the Agreement because it is both not material and is the type that the registrant treats as private or confidential

Technology Transfer Contract

Party A: Hainan Helpson Medical & Biotechnology Co., LTD

Party B: Xiaoyun Chen

Date of Signing:February 05, 2026

Party A "Transferee" : Hainan Helpson Medical & Biotechnology Co., LTD

Legal representative: Li Zhilin

Address: C09-2, Haikou Free Trade Zone

Party B (Transferor) :Xiaoyun Chen

IDCard Number: [xxxxxxx]

Address: [xxxxxxx]

In this contract, Party B owns an Topiroxostat Nanoemulsion and Method for Its Preparation, which has obtained a patent (patent No. 201610170435X), and Party A assigns the invention patent of the technology. In addition, Party B shall provide relevant technical services. The transfer of patent rights for invention of the technology between the parties. Through consultations on an equal footing, on the basis of truly and fully expressing their respective wishes, and in accordance with relevant laws and regulations, the following agreement is reached and shall be strictly adhered to by both parties.

Article 1 Project-related information

Patent number: 201610170435X

The patentee: Xiaoyun Chen

Inventor/Designer; Nameless

Patent Grant Date: 2016.07.20

Patent validity eye: 2036.07.20

Article 2 Patent Status

2.1 Status of implementation of the invention by Party B (time, place, method and scale) : The invention patent has been obtained, and Party B has solved the implementation of the core technology and completed the development meeting the requirements of the patent.

2.2 Status of Party B licensing others to use the invention (time, place, method and scale) :

None.

Article 3 Main Obligations of Party B

3.1 Party B warrants that it will sign any necessary documents and take any action as required by Party A

Party B shall take necessary actions to ensure the transfer of invention patent.

3.2 Party B shall, within 30 days after the effective date of the Contract, provide all the invention patents to the transferee at Party A's location

Technical data.

3.3 Party B shall ensure that its patent application right does not infringe on the legitimate rights and interests of any third party. If issued

If a third party accuses Party A of infringement, Party B shall be liable for breach of contract.

Article 4 Transfer fee, service fee and payment method

4.1. The transfer fee of the patent right shall be: US $8.82 million. 10 days from the date this contract is signed

Party A issues the value to Party B through its parent company, China Pharma Holdings Inc US $8.82 million worth of stock at a consideration of US $0.7 per share price.

4.2 From the date the Product is officially launched and placed on the market for sale, Party B shall be entitled to a 3% share of the net profit derived from the Product, and Party A shall conduct periodic accounting and make full payment thereof in a timely manner.

Article 5 Confirmation by both parties

5.1 Party B shall be responsible for transferring all rights and obligations of its patent right and know-how to Party A

5.2 Party B has solved the implementation of the core technology and completed the production meeting the requirements of the patent.

5.3 Party B is responsible for completing all declared technical documents and third-party testing.

5.4 During the term hereof, Party A and Party B shall make use of the technical services provided by the other party

The new technical achievements shall be jointly owned by both parties.

5.5 During the validity period of this Contract, both parties shall have the right to make subsequent improvement by utilizing the invention-creation involved in the patent application granted by the other party. Any new technological achievement resulting from it which has the characteristics of substantive or creative technological progress shall belong to each party and each party shall reap the benefits thereof.

Article 6 Confidentiality

6.1 Party A and Party B shall comply with the following confidentiality obligations:

(1) Confidentiality: all relevant information of both parties during the transfer period and cooperation process

And data archives; (2) the scope of confidential personnel; Persons directly or indirectly involved in the technology and information hereunder (3) Confidentiality period: 20 years:

6.2 Liability for disclosure of Information by Party A: If Party A discloses information, it shall not have the right to recover the technology royalties paid to Party B and bear the actual losses incurred by Party B.

6.3 Liability for Party B's disclosure: If Party B discloses the information, Party A shall have the right to ask Party B to bear the actual losses.

Article 7 Liability for breach of Contract

7.1 If Party B fails to submit relevant materials according to the aforesaid time, place and requirements, it shall submit such materials to Party A

Party B shall pay all losses to Party A.

7.2 If Party B violates the provisions of Article 3 hereof, it shall pay all losses to Party A.

Article 8

The amendments to this contract must be agreed by both parties through consultation and confirmed in writing. However, under any of the following circumstances, one party may make a request to the other party for modification of the rights and obligations of the contract, and the other party shall reply within 30 days; If the party fails to give a reply within the time limit, it shall be deemed to have agreed:

1. Major changes in national policies require major adjustments to the project content:

2. The research plan of the project is adjusted or changed;

3. Adjustment of Party B's organization or change of project leader:

4. Other force majeure.

Article 9

Disputes arising from the performance of this contract shall be settled through negotiation and mediation. If negotiation or mediation fails, the case shall be submitted to the Hainan International Arbitration Court for arbitration. Article 10 For matters not covered herein, both parties may enter into a supplementary agreement upon mutual agreement through consultation. The supplementary agreement shall be equally authentic with this contract. In the event of merger and acquisition, spin-off, stock transfer or restructuring of the enterprise during the cooperation, the new company formed shall still have the obligation to perform this contract.

Article 11 This contract is made in four copies, with each party holding two copies.

Article 12 This Contract shall come into force on the date of signing.

Party A (Seal) : Hainan Helpson Medical & Biotechnology Co., LTD

Legal representative/authorized person (signature): /s/ Zhilin Li

February 05, 2026

Party B (signature) : Xiaoyun Chen

Legal representative/authorized person (signature): /s/ Xiaoyun Chen

February 05, 2026

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